Exhibit 99.1

Castellum to Present at Maxim Group Defense Tech and Domestic Supply Chain Virtual Conference on June 25

VIENNA, Va., June 23, 2026 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) ("Castellum" "CTM", "we" or the "Company"), a cybersecurity, electronic warfare, and software services company focused on the federal government, today announced that its President and CEO, Glen Ives, will be presenting at the Maxim Group Defense Tech and Domestic Supply Chain Conference on Thursday, June 25, 2026.

Mr. Ives will participate in a one-on-one fireside chat at 10:00 a.m. ET to discuss Castellum's approach to closing the capabilities and domestic supply chain gaps in the defense tech industry and bringing new capabilities to market.

Event Details
Date: Thursday, June 25, 2026
Time: 10:00 a.m. ET
Format: Virtual one-on-one fireside chat
Registration Link: Maxim Digital | Events

About Castellum, Inc.

Castellum, Inc. (NYSE-American: CTM) is a technology company focused on leveraging the power of information technology to help solve our Nation's most pressing national security challenges. CTM provides U.S. government and commercial clients with Cybersecurity, Software Development, Systems Engineering, Information / Electronic Warfare, Program Support, and Data Analytics services. It also offers subject matter expertise in artificial intelligence / machine learning, 5G technologies, model-based systems engineering, program management, information assurance, intelligence analysis, and CMMC compliance. In addition to constantly innovating and enhancing its organic capabilities, Castellum is executing strategic acquisitions of firms that share our passionate commitment to U.S. national security and have a history of bringing exceptional value to their clients. For more information visit: https://castellumus.com.

Contacts:
Castellum, Inc.
1934 Old Gallows Road, Suite 350
Vienna, VA 22182

Investor Relations:
The Equity Group
Lena Cati
(212) 836-9611
lena.cati@theequitygroup.com

Val Ferraro
(212) 836-9633
val.ferraro@theequitygroup.com